Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Patrick Scanlan 212.810.3622

BlackRock Reports Full Year 2025 Diluted EPS of $35.31, or $48.09 as adjusted Fourth Quarter 2025 Diluted EPS of $7.16, or $13.16 as adjusted
New York, January 15, 2026 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months and year ended December 31, 2025.

$14 trillion in AUM following record $698 billion of full year net inflows, including $342 billion in the fourth quarter

12% annualized organic base fee growth in the fourth quarter reflects broad-based strength across iShares® ETFs, systematic active equities, private markets, outsourcing and cash

19% increase in full year revenue reflects the positive impact of markets, 9% organic base fee growth over the last twelve months, fees related to the GIP and HPS Transactions, and higher technology services and subscription revenue

7% decrease in full year GAAP operating income and 16% decrease in GAAP diluted EPS related to noncash acquisition-related expenses and a noncash charitable contribution, which have been excluded from as adjusted results

18% increase in full year as adjusted operating income driven by higher revenue

10% increase in full year as adjusted diluted EPS also reflects lower nonoperating income and a higher diluted share count

$5 billion returned to shareholders in 2025, including $1.6 billion worth of share repurchases

10% increase in quarterly cash dividend to $5.73 per share approved by Board of Directors, payable March 24, 2026 to shareholders of record at the close of business on March 6, 2026

7 million additional shares authorized for repurchase under existing repurchase program by Board of Directors

Laurence D. Fink, Chairman and CEO:

“BlackRock enters 2026 with accelerating momentum across our entire platform, coming off the strongest year and quarter of net inflows in our history. Clients entrusted us with $698 billion of new assets in 2025, powering 9% organic base fee growth. And we ended the year with back-to-back quarters of double-digit organic base fee growth, including 12% in the fourth quarter.

“2026 will be our first full year as a unified platform with GIP, HPS and Preqin. Around the world, clients are looking to do more across BlackRock. Our pipeline of business has broadened across products and regions, spanning public and private markets mandates, technology and data, and client channels. We’re seeing excellent fundraising activity as we work toward our goal of $400 billion in private markets fundraising by 2030.

“BlackRock is at the forefront of some of the largest new growth channels across the industry – from private markets to wealth and 401(k), to active ETFs, to private markets data, to digital assets and tokenization. Our belief in our increasing growth and margin trajectory led us to raise our dividend per share by 10% and our level of planned share repurchases.

“BlackRock is differentiated as a scale operator in public and private markets investing and technology, which is enhancing our positioning with clients worldwide. We’re a leader in public and private markets, and in technology and data. We’re a foundational player in both traditional and decentralized financial markets. Importantly, we bring it all together to deliver BlackRock to our clients in a consistent, unified way. We’ve already begun 2026 with strong momentum, and we’re positioned ahead of big future opportunities to deliver better outcomes for clients and growth for our shareholders.”

FINANCIAL RESULTS					NET FLOW HIGHLIGHTS(1)
(in millions,	Q4	Q4	Full Year			Q4	Full Year
except per share data)	2025	2024	2025	2024	(in billions)	2025	2025
AUM	$14,041,518	$11,551,251	$14,041,518	$11,551,251	Long-term net flows:	$268	$567
% change	22%		22%
Average AUM	$13,731,112	$11,555,434	$12,603,633	$10,804,007	By region:
% change	19%		17%		Americas	$190	$418
Total net flows	$341,711	$281,416	$698,261	$641,351	EMEA	86	215
					APAC	(8)	(66)
GAAP basis:
Revenue	$7,008	$5,677	$24,216	$20,407	By client type:
% change	23%		19%
Operating income	$1,661	$2,075	$7,045	$7,574	Retail:	$82	$107
% change	(20)%		(7)%		US	51	62
Operating margin	23.7%	36.6%	29.1%	37.1%	International	31	45
Net income(1)	$1,127	$1,670	$5,553	$6,369
% change	(33)%		(13)%		ETFs:	$181	$527
Diluted EPS	$7.16	$10.63	$35.31	$42.01	Active	13	54
% change	(33)%		(16)%		Core equity	70	168
Weighted-average					Digital assets	1	35
diluted shares	165.4	157.0	160.9	151.6	Fixed income	48	159
% change	5%		6%		Precision & other	49	111

As Adjusted(2):					Institutional:	$5	$(66)
Operating income	$2,848	$2,326	$9,600	$8,110	Active	16	53
% change	22%		18%		Index	(12)	(119)
Operating margin	45.0%	45.5%	44.1%	44.5%
Net income(3)	$2,176	$1,874	$7,736	$6,612	Cash management net flows	$74	$131
% change	16%		17%
Diluted EPS(3)	$13.16	$11.93	$48.09	$43.61	Total net flows	$342	$698
% change	10%		10%
_________________________					_________________________

(1)  Net income represents net income attributable to BlackRock, Inc.
(2)  See pages 12 through 14 for the reconciliation to accounting principles generally accepted in the United States ("GAAP") and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.
(3)  Beginning in the third quarter of 2025, net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, assume all Class B-2 common units
     ("Subco Units") of BlackRock Saturn Subco, LLC ("Subco"), a consolidated subsidiary of the
     Company, have been exchanged in accordance with their terms on a one-for-one basis into common stock of BlackRock. Accordingly, the noncontrolling interest related to these Subco
     Units has been included as part of net income attributable to BlackRock, Inc., as adjusted.

					(1) Totals may not add due to rounding.

BUSINESS RESULTS

					Q4 2025
			Q4 2025		Base fees(1)
			Base fees(1)	December 31, 2025	and securities
	Q4 2025	December 31, 2025	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY PRODUCT TYPE
Equity	$126,053	$7,793,875	$2,530	55%	48%
Fixed income	83,771	3,272,021	1,037	23%	20%
Multi-asset	36,868	1,223,625	373	9%	7%
Alternatives:
Private markets	12,708	322,624	663	2%	13%
Liquid alternatives	2,862	100,990	184	1%	3%
Alternatives subtotal	15,570	423,614	847	3%	16%
Digital assets	579	78,435	58	1%	1%
Currency and commodities(2)	4,957	169,216	103	1%	2%
Long-term	267,798	12,960,786	4,948	92%	94%
Cash management	73,913	1,080,732	330	8%	6%
Total	$341,711	$14,041,518	$5,278	100%	100%
RESULTS BY CLIENT TYPE
Retail	$81,759	$1,278,732	$1,243	9%	24%
ETFs	181,484	5,467,710	2,279	39%	43%
Institutional:
Active	16,125	2,518,170	1,167	18%	22%
Index	(11,570)	3,696,174	259	26%	5%
Institutional subtotal	4,555	6,214,344	1,426	44%	27%
Long-term	267,798	12,960,786	4,948	92%	94%
Cash management	73,913	1,080,732	330	8%	6%
Total	$341,711	$14,041,518	$5,278	100%	100%
RESULTS BY INVESTMENT STYLE
Active	$97,731	$3,432,743	$2,321	24%	44%
ETFs	181,484	5,467,710	2,279	39%	43%
Non-ETF index	(11,417)	4,060,333	348	29%	7%
Long-term	267,798	12,960,786	4,948	92%	94%
Cash management	73,913	1,080,732	330	8%	6%
Total	$341,711	$14,041,518	$5,278	100%	100%

(1)
Base fees include investment advisory and administration fees.
(2)
Amounts include commodity exchange-traded funds ("ETFs") and exchange-traded products ("ETPs").

INVESTMENT PERFORMANCE AT December 31, 2025(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	76%	86%	82%
Tax-exempt	46%	53%	62%
Index AUM within or above applicable tolerance	99%	99%	99%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	40%	71%	46%
Systematic	78%	95%	94%
Index AUM within or above applicable tolerance	95%	96%	99%

(1)
Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 16 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Martin S. Small, will host a teleconference call for investors and analysts on Thursday, January 15, 2026 at 7:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (312) 471-1353, or from outside the United States, (800) 330-6710, shortly before 7:30 a.m. and reference the BlackRock Conference Call (ID Number 3978109). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 10:30 a.m. (Eastern Time) on Thursday, January 15, 2026. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	December 31,				September 30,
	2025	2024	Change		2025	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$5,104	$4,256	$848		$4,843	$261
Securities lending revenue	174	161	13		203	(29)
Total investment advisory, administration fees and securities lending revenue	5,278	4,417	861		5,046	232
Investment advisory performance fees	754	451	303		516	238
Technology services and subscription revenue	531	428	103		515	16
Distribution fees	359	322	37		355	4
Advisory and other revenue	86	59	27		77	9
Total revenue	7,008	5,677	1,331		6,509	499

Expense
Employee compensation and benefits	2,584	1,885	699		2,357	227
Sales, asset and account expense:
Distribution and servicing costs	676	565	111		638	38
Direct fund expense	470	389	81		464	6
Sub-advisory and other	80	42	38		60	20
Total sales, asset and account expense	1,226	996	230		1,162	64
General and administration expense	814	624	190		689	125
Change in fair value of contingent consideration	455	(28)	483		93	362
Amortization and impairment of intangible assets	268	125	143		253	15
Total expense	5,347	3,602	1,745		4,554	793

Operating income	1,661	2,075	(414)		1,955	(294)

Nonoperating income (expense)
Net gain (loss) on investments	(38)	(18)	(20)		64	(102)
Net interest income (expense)	(16)	46	(62)		(22)	6
Total nonoperating income (expense)	(54)	28	(82)		42	(96)

Income before income taxes	1,607	2,103	(496)		1,997	(390)
Income tax expense	372	442	(70)		470	(98)
Net income	1,235	1,661	(426)		1,527	(292)
Less:
Net income (loss) attributable to noncontrolling interests ("NCI") - consolidated sponsored investment products ("CIPs")	51	(9)	60		134	(83)
Net income (loss) attributable to NCI - Subco	57	-	57		70	(13)
Net income attributable to BlackRock, Inc.	$1,127	$1,670	$(543)		$1,323	$(196)

Weighted-average common shares outstanding
Basic	155.1	155.0	0.2		154.9	0.2
Diluted (including Subco Units)	165.4	157.0	8.4		165.2	0.2
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$7.27	$10.78	$(3.51)		$8.54	$(1.27)
Diluted	$7.16	$10.63	$(3.47)		$8.43	$(1.27)
Cash dividends declared and paid per share	$5.21	$5.10	$0.11		$5.21	$-

Supplemental information:

AUM (end of period)	$14,041,518	$11,551,251	$2,490,267		$13,463,625	$577,893
Shares outstanding including Subco Units	162.8	154.9	7.9		163.2	(0.4)
GAAP:
Operating margin	23.7%	36.6%	(1,290)	bps	30.0%	(630)	bps
Effective tax rate	23.9%	20.9%	300	bps	25.2%	(130)	bps
As adjusted:
Operating income (1)	$2,848	$2,326	$522		$2,621	$227
Operating margin (1)	45.0%	45.5%	(50)	bps	44.6%	40	bps
Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs (2)	$(122)	$39	$(161)		$(106)	$(16)
Net income attributable to BlackRock, Inc. (3)	$2,176	$1,874	$302		$1,907	$269
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$13.16	$11.93	$1.23		$11.55	$1.61
Effective tax rate	20.2%	20.8%	(60)	bps	24.2%	(400)	bps

See pages 12 through 14 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the fourth quarter of 2025, BlackRock updated the presentation of the Company's expense line items within the condensed consolidated statements of income to separately present the change in fair value of contingent consideration line item, which was previously disclosed within general and administration expense. Prior periods have been updated to conform to this new presentation. Beginning in the third quarter of 2025, net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, assume all Subco Units have been exchanged in accordance with their terms on a one-for-one basis into common stock of BlackRock. Accordingly, the noncontrolling interest related to these Subco Units has been included as part of net income attributable to BlackRock, Inc., as adjusted. As of December 31, 2025, there were 155.1 million shares of common stock and 7.7 million Subco Units outstanding.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

	Year Ended
	December 31,
	2025	2024	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$18,474	$15,485	$2,989
Securities lending revenue	705	615	90
Total investment advisory, administration fees and securities lending revenue	19,179	16,100	3,079
Investment advisory performance fees	1,424	1,207	217
Technology services and subscription revenue	1,981	1,603	378
Distribution fees	1,355	1,273	82
Advisory and other revenue	277	224	53
Total revenue	24,216	20,407	3,809

Expense
Employee compensation and benefits	8,446	6,546	1,900
Sales, asset and account expense:
Distribution and servicing costs	2,460	2,171	289
Direct fund expense	1,767	1,464	303
Sub-advisory and other	233	140	93
Total sales, asset and account expense	4,460	3,775	685
General and administration expense	2,731	2,257	474
Change in fair value of contingent consideration	720	(36)	756
Restructuring charge	39	-	39
Amortization and impairment of intangible assets	775	291	484
Total expense	17,171	12,833	4,338

Operating income	7,045	7,574	(529)

Nonoperating income (expense)
Net gain (loss) on investments	634	492	142
Net interest income (expense)	(60)	229	(289)
Total nonoperating income (expense)	574	721	(147)

Income before income taxes	7,619	8,295	(676)
Income tax expense	1,677	1,783	(106)
Net income	5,942	6,512	(570)
Less:
Net income (loss) attributable to NCI - CIPs	262	143	119
Net income (loss) attributable to NCI - Subco	127	-	127
Net income attributable to BlackRock, Inc.	$5,553	$6,369	$(816)

Weighted-average common shares outstanding
Basic	155.0	150.0	4.9
Diluted (including Subco Units)	160.9	151.6	9.3
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$35.83	$42.45	$(6.62)
Diluted	$35.31	$42.01	$(6.70)
Cash dividends declared and paid per share	$20.84	$20.40	$0.44

Supplemental information:

AUM (end of period)	$14,041,518	$11,551,251	$2,490,267
Shares outstanding including Subco Units	162.8	154.9	7.9
GAAP:
Operating margin	29.1%	37.1%	(800)	bps
Effective tax rate	22.8%	21.9%	90	bps
As adjusted:
Operating income (1)	$9,600	$8,110	$1,490
Operating margin (1)	44.1%	44.5%	(40)	bps
Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs (2)	$251	$533	$(282)
Net income attributable to BlackRock, Inc. (3)	$7,736	$6,612	$1,124
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$48.09	$43.61	$4.48
Effective tax rate	21.5%	23.5%	(200)	bps

See pages 12 through 14 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the fourth quarter of 2025, BlackRock updated the presentation of the Company's expense line items within the condensed consolidated statements of income to separately present the change in fair value of contingent consideration line item, which was previously disclosed within general and administration expense. Prior periods have been updated to conform to this new presentation. Beginning in the third quarter of 2025, net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, assume all Subco Units have been exchanged in accordance with their terms on a one-for-one basis into common stock of BlackRock. Accordingly, the noncontrolling interest related to these Subco Units has been included as part of net income attributable to BlackRock, Inc., as adjusted. As of December 31, 2025, there were 155.1 million shares of common stock and 7.7 million Subco Units outstanding.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Product Type
		Net
	September 30,	inflows		Market	FX	December 31,	Average
	2025	(outflows)	Realizations(1)	change	impact(2)	2025	AUM(3)
Equity	$7,459,075	$126,053	$-	$218,485	$(9,738)	$7,793,875	$7,629,717
Fixed income	3,178,965	83,771	(225)	17,997	(8,487)	3,272,021	3,216,982
Multi-asset	1,161,957	36,868	-	24,104	696	1,223,625	1,185,944
Alternatives:
Private markets	320,886	12,708	(10,706)	(317)	53	322,624	320,397
Liquid alternatives	97,448	2,862	(136)	787	29	100,990	98,845
Alternatives subtotal	418,334	15,570	(10,842)	470	82	423,614	419,242
Digital assets	103,965	579	-	(26,113)	4	78,435	92,317
Currency and commodities(4)	136,600	4,957	-	27,739	(80)	169,216	149,998
Long-term	12,458,896	267,798	(11,067)	262,682	(17,523)	12,960,786	12,694,200
Cash management	1,004,729	73,913	-	2,246	(156)	1,080,732	1,036,912
Total	$13,463,625	$341,711	$(11,067)	$264,928	$(17,679)	$14,041,518	$13,731,112

Current Quarter Component Changes by Client Type and Product Type (Long-Term)
		Net
	September 30,	inflows		Market	FX	December 31,	Average
	2025	(outflows)	Realizations(1)	change	impact(2)	2025	AUM(3)
Retail:
Equity	$597,262	$15,230	$-	$16,833	$(244)	$629,081	$609,007
Fixed income	344,651	37,575	-	2,053	608	384,887	355,201
Multi-asset	168,883	26,038	-	4,711	23	199,655	178,560
Private markets	29,770	1,290	(571)	194	(2)	30,681	30,298
Liquid alternatives	33,002	1,626	(29)	(165)	(6)	34,428	33,552
Retail subtotal	1,173,568	81,759	(600)	23,626	379	1,278,732	1,206,618
ETFs:
Equity	3,788,431	122,770	-	94,781	32	4,006,014	3,897,017
Fixed income	1,157,582	51,919	-	(3,675)	127	1,205,953	1,186,224
Multi-asset	13,111	1,070	-	143	78	14,402	13,735
Digital assets	103,965	579	-	(26,113)	4	78,435	92,317
Commodities	130,225	5,146	-	27,506	29	162,906	143,660
ETFs subtotal	5,193,314	181,484	-	92,642	270	5,467,710	5,332,953
Institutional:
Active:
Equity	242,002	(4,256)	-	10,990	(743)	247,993	245,857
Fixed income	901,576	(2,091)	(225)	7,476	(1,170)	905,566	900,155
Multi-asset	976,474	9,818	-	19,199	615	1,006,106	990,179
Private markets	291,116	11,418	(10,135)	(511)	55	291,943	290,099
Liquid alternatives	64,446	1,236	(107)	952	35	66,562	65,293
Active subtotal	2,475,614	16,125	(10,467)	38,106	(1,208)	2,518,170	2,491,583
Index	3,616,400	(11,570)	-	108,308	(16,964)	3,696,174	3,663,046
Institutional subtotal	6,092,014	4,555	(10,467)	146,414	(18,172)	6,214,344	6,154,629
Long-term	$12,458,896	$267,798	$(11,067)	$262,682	$(17,523)	$12,960,786	$12,694,200

(1)
Realizations represent return of capital/return on investments.
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(4)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	September 30,	inflows		Market	FX	December 31,	Average
	2025	(outflows)	Realizations(1)	change	impact(2)	2025	AUM(3)
Active:
Equity	$517,176	$11,128	$-	$18,650	$(926)	$546,028	$528,827
Fixed income	1,213,771	35,176	(225)	9,187	(551)	1,257,358	1,222,766
Multi-asset	1,145,338	35,857	-	23,910	638	1,205,743	1,168,723
Private markets	320,886	12,708	(10,706)	(317)	53	322,624	320,397
Liquid alternatives	97,448	2,862	(136)	787	29	100,990	98,845
Active subtotal	3,294,619	97,731	(11,067)	52,217	(757)	3,432,743	3,339,558
ETFs:
Equity	3,788,431	122,770	-	94,781	32	4,006,014	3,897,017
Fixed income	1,157,582	51,919	-	(3,675)	127	1,205,953	1,186,224
Multi-asset	13,111	1,070	-	143	78	14,402	13,735
Digital assets	103,965	579	-	(26,113)	4	78,435	92,317
Commodities	130,225	5,146	-	27,506	29	162,906	143,660
ETFs subtotal	5,193,314	181,484	-	92,642	270	5,467,710	5,332,953
Non-ETF index	3,970,963	(11,417)	-	117,823	(17,036)	4,060,333	4,021,689
Long-term	$12,458,896	$267,798	$(11,067)	$262,682	$(17,523)	$12,960,786	$12,694,200

Current Quarter Component Changes by Private Markets Product Type (Long-Term)
		Net
	September 30,	inflows		Market	FX	December 31,	Average
	2025	(outflows)	Realizations(1)	change	impact(2)	2025	AUM(3)
Private markets:
Infrastructure	$110,101	$4,986	$(2,998)	$(4)	$31	$112,116	$110,141
Private equity	34,033	423	(3,780)	(55)	2	30,623	32,412
Private credit	141,974	7,271	(3,571)	(285)	(4)	145,385	143,392
Real estate	25,525	(189)	(255)	(44)	25	25,062	25,099
Multi-alternatives	9,253	217	(102)	71	(1)	9,438	9,353
Total private markets	$320,886	$12,708	$(10,706)	$(317)	$53	$322,624	$320,397

(1)
Realizations represent return of capital/return on investments.
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Product Type(1)
		Net
	December 31,	inflows			Market	FX	December 31,	Average
	2024	(outflows)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Equity	$6,310,191	$220,126	$-	$-	$1,163,276	$100,282	$7,793,875	$6,918,801
Fixed income	2,905,669	164,399	(2,752)	13,567	122,151	68,987	3,272,021	3,080,234
Multi-asset	992,921	72,269	-	-	132,762	25,673	1,223,625	1,087,995
Alternatives:
Private markets	211,974	39,834	(30,178)	101,017	(5,161)	5,138	322,624	261,535
Liquid alternatives	76,390	11,143	(195)	6,377	6,392	883	100,990	88,477
Alternatives subtotal	288,364	50,977	(30,373)	107,394	1,231	6,021	423,614	350,012
Digital assets	55,306	34,763	-	-	(11,640)	6	78,435	76,809
Currency and commodities(6)	78,137	24,953	-	-	65,795	331	169,216	114,002
Long-term	10,630,588	567,487	(33,125)	120,961	1,473,575	201,300	12,960,786	11,627,853
Cash management	920,663	130,774	-	-	10,054	19,241	1,080,732	975,780
Total	$11,551,251	$698,261	$(33,125)	$120,961	$1,483,629	$220,541	$14,041,518	$12,603,633

Year-over-Year Component Changes by Client Type and Product Type (Long-Term)(1)
		Net
	December 31,	inflows			Market	FX	December 31,	Average
	2024	(outflows)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Retail:
Equity	$505,118	$25,465	$-	$-	$86,921	$11,577	$629,081	$556,325
Fixed income	318,641	44,523	-	-	12,623	9,100	384,887	336,477
Multi-asset	150,978	24,657	-	-	22,817	1,203	199,655	163,888
Private markets	15,749	3,905	(1,389)	11,674	182	560	30,681	22,566
Liquid alternatives	24,735	8,007	(32)	-	1,482	236	34,428	29,828
Retail subtotal	1,015,221	106,557	(1,421)	11,674	124,025	22,676	1,278,732	1,109,084
ETFs:
Equity	3,106,398	289,263	-	-	580,684	29,669	4,006,014	3,478,155
Fixed income	985,652	175,328	-	-	29,682	15,291	1,205,953	1,097,396
Multi-asset	10,734	1,978	-	-	1,477	213	14,402	12,029
Digital assets	55,306	34,763	-	-	(11,640)	6	78,435	76,809
Commodities	72,285	25,379	-	-	64,992	250	162,906	107,936
ETFs subtotal	4,230,375	526,711	-	-	665,195	45,429	5,467,710	4,772,325
Institutional:
Active:
Equity	218,848	(20,573)	-	-	43,419	6,299	247,993	233,638
Fixed income	840,328	(10,637)	(2,752)	13,567	50,878	14,182	905,566	876,517
Multi-asset	828,039	45,636	-	-	108,194	24,237	1,006,106	908,764
Private markets	196,225	35,929	(28,789)	89,343	(5,343)	4,578	291,943	238,969
Liquid alternatives	51,655	3,136	(163)	6,377	4,910	647	66,562	58,649
Active subtotal	2,135,095	53,491	(31,704)	109,287	202,058	49,943	2,518,170	2,316,537
Index	3,249,897	(119,272)	-	-	482,297	83,252	3,696,174	3,429,907
Institutional subtotal	5,384,992	(65,781)	(31,704)	109,287	684,355	133,195	6,214,344	5,746,444
Long-term	$10,630,588	$567,487	$(33,125)	$120,961	$1,473,575	$201,300	$12,960,786	$11,627,853

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation.
(2)
Realizations represent return of capital/return on investments.
(3)
Amounts include AUM attributable to the acquisitions of HPS in July 2025 (the "HPS Transaction") and ElmTree Funds ("ElmTree") in September 2025 (the "ElmTree Transaction").
(4)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(5)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(6)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)(1)
		Net
	December 31,	inflows			Market	FX	December 31,	Average
	2024	(outflows)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Active:
Equity	$467,163	$(14,293)	$-	$-	$81,509	$11,649	$546,028	$496,505
Fixed income	1,133,874	29,115	(2,752)	13,567	62,258	21,296	1,257,358	1,183,030
Multi-asset	979,001	70,293	-	-	131,010	25,439	1,205,743	1,072,635
Private markets	211,974	39,834	(30,178)	101,017	(5,161)	5,138	322,624	261,535
Liquid alternatives	76,390	11,143	(195)	6,377	6,392	883	100,990	88,477
Active subtotal	2,868,402	136,092	(33,125)	120,961	276,008	64,405	3,432,743	3,102,182
ETFs:
Equity	3,106,398	289,263	-	-	580,684	29,669	4,006,014	3,478,155
Fixed income	985,652	175,328	-	-	29,682	15,291	1,205,953	1,097,396
Multi-asset	10,734	1,978	-	-	1,477	213	14,402	12,029
Digital assets	55,306	34,763	-	-	(11,640)	6	78,435	76,809
Commodities	72,285	25,379	-	-	64,992	250	162,906	107,936
ETFs subtotal	4,230,375	526,711	-	-	665,195	45,429	5,467,710	4,772,325
Non-ETF index	3,531,811	(95,316)	-	-	532,372	91,466	4,060,333	3,753,346
Long-term	$10,630,588	$567,487	$(33,125)	$120,961	$1,473,575	$201,300	$12,960,786	$11,627,853

Year-over-Year Component Changes by Private Markets Product Type (Long-Term)
		Net
	December 31,	inflows			Market	FX	December 31,	Average
	2024	(outflows)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Private markets:
Infrastructure	$109,606	$15,757	$(11,975)	$-	$(3,150)	$1,878	$112,116	$109,690
Private equity	36,327	2,975	(8,747)	-	(256)	324	30,623	34,662
Private credit	32,425	18,703	(7,717)	101,017	(726)	1,683	145,385	83,256
Real estate	26,147	123	(1,181)	-	(1,111)	1,084	25,062	25,521
Multi-alternatives	7,469	2,276	(558)	-	82	169	9,438	8,406
Total private markets	$211,974	$39,834	$(30,178)	$101,017	$(5,161)	$5,138	$322,624	$261,535

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation.
(2)
Realizations represent return of capital/return on investments.
(3)
Amounts include AUM attributable to the HPS and ElmTree Transactions.
(4)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(5)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.

SUMMARY OF REVENUE

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2025	2024	Change	2025	Change	2025	2024	Change
Revenue
Investment advisory, administration fees and securities lending revenue(1):
Equity:
Active	$585	$558	$27	$557	$28	$2,167	$2,166	$1
ETFs	1,696	1,375	321	1,597	99	6,043	5,124	919
Equity subtotal	2,281	1,933	348	2,154	127	8,210	7,290	920
Fixed income:
Active	526	494	32	513	13	2,018	1,952	66
ETFs	421	360	61	393	28	1,532	1,367	165
Fixed income subtotal	947	854	93	906	41	3,550	3,319	231
Active multi-asset	363	319	44	344	19	1,332	1,248	84
Alternatives:
Private markets	663	480	183	653	10	2,350	1,196	1,154
Liquid alternatives	184	146	38	178	6	669	568	101
Alternatives subtotal	847	626	221	831	16	3,019	1,764	1,255
Non-ETF index	348	312	36	353	(5)	1,321	1,183	138
Digital assets, commodities and multi-asset ETFs(2)	162	80	82	140	22	502	247	255
Long-term	4,948	4,124	824	4,728	220	17,934	15,051	2,883
Cash management	330	293	37	318	12	1,245	1,049	196
Total investment advisory, administration fees and securities lending revenue	5,278	4,417	861	5,046	232	19,179	16,100	3,079
Investment advisory performance fees:
Equity	96	112	(16)	14	82	132	161	(29)
Fixed income	2	22	(20)	-	2	16	34	(18)
Multi-asset	11	10	1	2	9	23	24	(1)
Alternatives:
Private markets	334	108	226	298	36	695	308	387
Liquid alternatives	311	199	112	202	109	558	680	(122)
Alternatives subtotal	645	307	338	500	145	1,253	988	265
Total investment advisory performance fees	754	451	303	516	238	1,424	1,207	217
Technology services and subscription revenue	531	428	103	515	16	1,981	1,603	378
Distribution fees	359	322	37	355	4	1,355	1,273	82
Advisory and other revenue:
Advisory	11	14	(3)	12	(1)	50	49	1
Other	75	45	30	65	10	227	175	52
Total advisory and other revenue	86	59	27	77	9	277	224	53
Total revenue	$7,008	$5,677	$1,331	$6,509	$499	$24,216	$20,407	$3,809

(1)
Beginning in the first quarter of 2025, BlackRock reclassified the presentation of the Company's investment advisory, administration fees and securities lending revenue line items to align with the updated presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation. See page 11 of Exhibit 99.2 to the Current Report on Form 8-K furnished on April 11, 2025 for the reclassified presentation of the 2024 investment advisory, administration fees and securities lending revenue line items.
(2)
Amounts include commodity ETFs and ETPs.

Highlights

•
Investment advisory, administration fees and securities lending revenue increased $861 million from the fourth quarter of 2024, primarily driven by organic base fee growth, the impact of market beta on average AUM, and approximately $230 million of fees related to the HPS Transaction. Securities lending revenue of $174 million increased from $161 million in the fourth quarter of 2024, primarily reflecting higher spreads.

Investment advisory, administration fees and securities lending revenue increased $232 million from the third quarter of 2025, primarily driven by organic base fee growth and the impact of market beta on average AUM. Securities lending revenue of $174 million decreased from $203 million in the third quarter of 2025, primarily reflecting lower spreads.

•
Performance fees increased $303 million from the fourth quarter of 2024, primarily reflecting higher revenue from private markets, including the impact of the HPS Transaction, and higher revenue from liquid alternative products.

Performance fees increased $238 million from the third quarter of 2025, primarily reflecting higher revenue from liquid alternative and long-only products.

•
Technology services and subscription revenue increased $103 million from the fourth quarter of 2024 and $16 million from the third quarter of 2025, reflecting the sustained demand for Aladdin® technology offerings and revenue from the acquisition of Preqin Holding Limited ("Preqin") in March 2025 (the "Preqin Transaction"). Preqin added approximately $65 million to fourth quarter revenue. Technology services and subscription annual contract value (“ACV”)(1) increased 31% from the fourth quarter of 2024 including ACV related to Preqin, and increased 16% excluding ACV related to Preqin.

(1)
See note (4) to the condensed consolidated statements of income and supplemental information on page 14 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2025	2024	Change	2025	Change	2025	2024	Change
Operating expense
Employee compensation and benefits	$2,584	$1,885	$699	$2,357	$227	$8,446	$6,546	$1,900
Sales, asset and account expense:
Distribution and servicing costs	676	565	111	638	38	2,460	2,171	289
Direct fund expense	470	389	81	464	6	1,767	1,464	303
Sub-advisory and other	80	42	38	60	20	233	140	93
Total sales, asset and account expense	1,226	996	230	1,162	64	4,460	3,775	685
General and administration expense:
Marketing and promotional	101	92	9	82	19	373	314	59
Occupancy and office related	150	113	37	137	13	521	421	100
Portfolio services	62	68	(6)	69	(7)	257	262	(5)
Technology	209	182	27	213	(4)	809	674	135
Professional services	98	88	10	104	(6)	326	277	49
Communications	10	10	-	12	(2)	43	39	4
Foreign exchange remeasurement	3	(7)	10	(3)	6	(4)	-	(4)
Charitable contribution	109	-	109	-	109	109	-	109
Other general and administration	72	78	(6)	75	(3)	297	270	27
Total general and administration expense	814	624	190	689	125	2,731	2,257	474
Change in fair value of contingent consideration(1)	455	(28)	483	93	362	720	(36)	756
Restructuring charge	-	-	-	-	-	39	-	39
Amortization and impairment of intangible assets	268	125	143	253	15	775	291	484
Total operating expense	$5,347	$3,602	$1,745	$4,554	$793	$17,171	$12,833	$4,338

(1)
Beginning in the fourth quarter of 2025, BlackRock updated the presentation of the Company's expense line items within the condensed consolidated statements of income to separately present the change in fair value of contingent consideration line item, which was previously disclosed within general and administration expense. Prior periods have been updated to conform to this new presentation.

Highlights

•
Employee compensation and benefits expense increased $699 million from the fourth quarter of 2024 and $227 million from the third quarter of 2025, primarily reflecting the impact of higher operating income and performance fees. Fourth quarter 2025 employee compensation and benefits expense was also impacted by the HPS Transaction, including nonrecurring retention-related deferred compensation expense(1).
•
Sales, asset and account expense increased $230 million from the fourth quarter of 2024 and $64 million from the third quarter of 2025, driven by higher distribution and servicing costs and direct fund expense, primarily reflecting higher average AUM.
•
On December 10, 2025, BlackRock contributed a portion of its stake in Circle Internet Group, Inc. ("Circle") to the BlackRock Charitable Fund, which BlackRock established in 2013 (the “Charitable Contribution”). The Charitable Contribution resulted in an operating expense of $109 million(1), which was offset by a tax benefit of $29 million(1). The Charitable Contribution will add to the long-term funding for BlackRock’s philanthropic grants and programs.
•
General and administration expense increased $190 million from the fourth quarter of 2024 and $125 million from the third quarter of 2025, primarily driven by the Charitable Contribution and an increase in occupancy and office related expense.
•
Change in fair value of contingent consideration(1) increased $483 million from the fourth quarter of 2024 and $362 million from the third quarter of 2025, primarily related to Global Infrastructure Management, LLC ("GIP").
•
Amortization and impairment of intangible assets(1) increased $143 million from the fourth quarter of 2024, primarily reflecting amortization of intangible assets acquired in the HPS and Preqin Transactions.

(1)
These expenses have been excluded from the Company's "as adjusted" financial results under the expense adjustments for acquisition-related costs and the Charitable Contribution, as applicable. See pages 12 through 14 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests - Consolidated sponsored investment products

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2025	2024	Change	2025	Change	2025	2024	Change
Nonoperating income (expense), GAAP basis	$(54)	$28	$(82)	$42	$(96)	$574	$721	$(147)
Less: Net income (loss) attributable to NCI - CIPs	51	(9)	60	134	(83)	262	143	119
Nonoperating income (expense), net of NCI - CIPs	(105)	37	(142)	(92)	(13)	312	578	(266)
Less: Hedge gain (loss) on deferred cash compensation plans(1)	17	(2)	19	14	3	61	45	16
Nonoperating income (expense), net of NCI - CIPs, as adjusted(2)	$(122)	$39	$(161)	$(106)	$(16)	$251	$533	$(282)

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2025	2024	Change	2025	Change	2025	2024	Change
Net gain (loss) on investments, net of NCI - CIPs
Private equity	$(42)	$(42)	$-	$(14)	$(28)	$17	$(10)	$27
Real assets	17	(5)	22	3	14	19	14	5
Other alternatives(3)	2	8	(6)	8	(6)	22	41	(19)
Other investments(4)	(15)	42	(57)	26	(41)	12	127	(115)
Hedge gain (loss) on deferred cash compensation plans(1)	17	(2)	19	14	3	61	45	16
Subtotal	(21)	1	(22)	37	(58)	131	217	(86)
Other income/gain (expense/loss)(5)	(68)	(10)	(58)	(107)	39	241	132	109
Total net gain (loss) on investments, net of NCI - CIPs	(89)	(9)	(80)	(70)	(19)	372	349	23
Net interest income (expense)	(16)	46	(62)	(22)	6	(60)	229	(289)
Nonoperating income (expense), net of NCI - CIPs	(105)	37	(142)	(92)	(13)	312	578	(266)
Less: Hedge gain (loss) on deferred cash compensation plans(1)	17	(2)	19	14	3	61	45	16
Nonoperating income (expense), net of NCI - CIPs, as adjusted(2)	$(122)	$39	$(161)	$(106)	$(16)	$251	$533	$(282)

(1)
Amounts relate to the gains (losses) from economically hedging certain BlackRock deferred cash compensation plans.
(2)
Management believes nonoperating income (expense), net of NCI - CIPs, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP, see notes to the condensed consolidated statements of income and supplemental information on pages 12 through 14.
(3)
Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(4)
Amounts primarily include net gains (losses) related to BlackRock's seed investment portfolio, net of impact of certain hedges.
(5)
Amounts for the three months ended December 31, 2025, include nonoperating noncash pre-tax loss in connection with the Company’s minority investment in Circle of approximately $116 million. Additional amounts include earnings (losses) from certain equity method minority investments and noncash pre-tax gains (losses) related to the revaluation of certain other minority investments.

summary of INCOME TAX EXPENSE

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2025	2024	Change	2025	Change	2025	2024	Change
Income tax expense	$372	$442	$(70)	$470	$(98)	$1,677	$1,783	$(106)
Effective tax rate	23.9%	20.9%	300 bps	25.2%	(130) bps	22.8%	21.9%	90 bps

Highlights

•
Fourth quarter 2025 included a discrete tax benefit of $29 million related to the Charitable Contribution, which was excluded from as adjusted results due to its nonrecurring nature. In addition, fourth quarter 2025 and 2024 included $102 million and $63 million, respectively, of net discrete tax benefits realized from changes in the Company’s organizational tax structure.

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2025	2024	2025	2025	2024
Operating income, GAAP basis	$1,661	$2,075	$1,955	$7,045	$7,574
Non-GAAP expense adjustments:
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans (a)	11	-	14	52	43
Amortization and impairment of intangible assets (b)	268	125	253	775	291
Acquisition-related compensation costs (b)	315	116	262	738	148
Acquisition-related transaction costs (b)(1)	29	38	44	122	90
Change in fair value of contingent consideration (b)	455	(28)	93	720	(36)
Charitable Contribution (c)	109	-	-	109	-
Restructuring charge (d)	-	-	-	39	-
Operating income, as adjusted (1)	$2,848	$2,326	$2,621	$9,600	$8,110
Revenue, GAAP basis	$7,008	$5,677	$6,509	$24,216	$20,407
Non-GAAP adjustments:
Distribution fees	(359)	(322)	(355)	(1,355)	(1,273)
Investment advisory fees	(317)	(243)	(283)	(1,105)	(898)
Revenue used for operating margin measurement	$6,332	$5,112	$5,871	$21,756	$18,236
Operating margin, GAAP basis	23.7%	36.6%	30.0%	29.1%	37.1%
Operating margin, as adjusted (1)	45.0%	45.5%	44.6%	44.1%	44.5%

(1)
Amounts included within general and administration expense.

See note (1) to the condensed consolidated statements of income and supplemental information on page 13 for more information on as adjusted items.

RECONCILIATION OF GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI - CIPs, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2025	2024	2025	2025	2024
Nonoperating income (expense), GAAP basis	$(54)	$28	$42	$574	$721
Less: Net income (loss) attributable to NCI - CIPs	51	(9)	134	262	143
Nonoperating income (expense), net of NCI - CIPs	(105)	37	(92)	312	578
Less: Hedge gain (loss) on deferred cash compensation plans (a)	17	(2)	14	61	45
Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted (2)	$(122)	$39	$(106)	$251	$533

See notes (1) and (2) to the condensed consolidated statements of income and supplemental information on pages 13 and 14 for more information on as adjusted items.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions, except per share data), (unaudited)	2025	2024	2025	2025	2024
Net income attributable to BlackRock, Inc., GAAP basis	$1,127	$1,670	$1,323	$5,553	$6,369
Noncontrolling interest - Subco	57	-	70	127	-
Net income attributable to BlackRock, Inc., (for diluted EPS)	1,184	1,670	1,393	5,680	6,369
Non-GAAP adjustments(1):
Net impact of hedged deferred cash compensation plans (a)	(4)	2	-	(6)	(1)
Amortization and impairment of intangible assets (b)	200	94	189	578	218
Acquisition-related compensation costs (b)	231	87	198	549	110
Acquisition-related transaction costs (b)	20	28	33	91	66
Change in fair value of contingent consideration (b)	454	(21)	94	717	(27)
Charitable Contribution (c)	80	-	-	80	-
Restructuring charge (d)	-	-	-	29	-
Income tax matters	11	14	-	18	(123)
Net income attributable to BlackRock, Inc., as adjusted (3)	$2,176	$1,874	$1,907	$7,736	$6,612
Diluted weighted-average common shares outstanding, including Subco Units	165.4	157.0	165.2	160.9	151.6
Diluted earnings per common share, GAAP basis	$7.16	$10.63	$8.43	$35.31	$42.01
Diluted earnings per common share, as adjusted (3)	$13.16	$11.93	$11.55	$48.09	$43.61

(1)
Non-GAAP adjustments, excluding income tax matters, are net of tax.

See note (3) to the condensed consolidated statements of income and supplemental information on page 14 for more information on as adjusted items.

NOTES TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with GAAP; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP financial measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Computations and reconciliations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•
Operating income, as adjusted, includes the following non-GAAP expense adjustments:
(a)
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans. The Company excludes compensation expense related to the market valuation changes on certain deferred cash compensation plans, which the Company hedges economically. For these deferred cash compensation plans, the final value of the deferred amount to be distributed to employees in cash upon vesting is determined based on the returns on specified investment funds. The Company recognizes compensation expense for the appreciation (depreciation) of the deferred cash compensation liability in proportion to the vested amount of the award during a respective period, while the net gain (loss) to economically hedge these plans is immediately recognized in nonoperating income (expense), which creates a timing difference impacting net income. This timing difference will reverse and offset to zero over the life of the award at the end of the multi-year vesting period. Management believes excluding market valuation changes related to the deferred cash compensation plans in the calculation of operating income, as adjusted, provides useful disclosure to both management and investors of the Company’s financial performance over time as these amounts are economically hedged, while also increasing comparability with other companies.
(b)
Acquisition-related costs. Acquisition-related costs include adjustments related to amortization and noncash impairment of intangible assets, change in fair value of contingent consideration (primarily associated with noncash contingent consideration) incurred in connection with certain acquisitions and other acquisition-related costs, including compensation costs for nonrecurring retention-related deferred compensation and general and administration expense primarily related to professional services. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies.
(c)
Charitable Contribution. The Charitable Contribution expense of $109 million has been excluded from operating income, as adjusted, due to its nonrecurring nature.
(d)
Restructuring charge. In the second quarter of 2025, the Company recorded a restructuring charge, comprised of severance and compensation expense for accelerated vesting of previously granted deferred compensation awards, in connection with an initiative to modify our organization to fit more closely with strategic priorities. Management believes excluding the impact of this restructuring charge when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.

•
Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods. Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, excludes the gain (loss) on the economic hedge of certain deferred cash compensation plans. As the gain (loss) on investments and derivatives used to hedge these compensation plans over time substantially offsets the compensation expense related to the market valuation changes on these deferred cash compensation plans, which is included in operating income, GAAP basis, management believes excluding the gain (loss) on the economic hedge of the deferred cash compensation plans when calculating nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, provides a useful measure for both management and investors of BlackRock’s nonoperating results that impact book value.

(3) Net income attributable to BlackRock, Inc., as adjusted:

•
Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

For each period presented, the non-GAAP adjustments were tax effected at the respective blended rates applicable to the adjustments. The fourth quarter of 2025 included a discrete tax benefit of $29 million recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the Charitable Contribution. Additionally, the amount for income tax matters in 2024 included a discrete tax benefit of $137 million recognized in connection with the reorganization and establishment of a more efficient global intellectual property and technology platform and corporate structure. This discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the intellectual property reorganization. Furthermore, the non-GAAP adjustment in 2025 related to the change in fair value of contingent consideration is primarily not deductible for income tax purposes.

•
In addition, beginning in the third quarter of 2025, in connection with the HPS Transaction, the Company updated its definition of net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, to assume all outstanding Subco Units issued as part of the consideration for the HPS Transaction have been exchanged in accordance with their terms on a one-for-one basis into common stock of BlackRock, as Subco Units will be exchangeable at the option of the holder when exchange rights begin. Accordingly, the noncontrolling interest related to these Subco Units has been included as part of net income attributable to BlackRock, Inc., as adjusted. Management believes that these updated non-GAAP measures are useful indicators of BlackRock’s profitability and enhance comparability among periods presented, and therefore are useful to investors.
•
Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services and subscription's ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services and subscription revenue over time, as it is linked to the net new business in technology and subscription services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we have received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of recent or future acquisitions or divestitures, including the acquisitions of GIP, Preqin and HPS (collectively, the “Transactions”); (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) the unfavorable resolution of legal proceedings; (9) the extent and timing of any share repurchases; (10) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (11) the failure to effectively manage the development and use of artificial intelligence; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) any failure to effectively manage conflicts of interest; (16) damage to BlackRock’s reputation; (17) increasing focus from stakeholders regarding environmental and social-related matters; (18) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, global trade tensions, tariffs, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (19) climate-related risks to BlackRock’s business, products, operations and clients; (20) the ability to attract, train and retain highly qualified professionals; (21) fluctuations in the carrying value of BlackRock’s economic investments; (22) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of BlackRock; (23) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (24) the failure by key third-party providers to fulfill their obligations to BlackRock; (25) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (26) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (27) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (28) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2025 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2025. The performance data does not include accounts terminated prior to December 31, 2025 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2025 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.